UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐Definitive Information Statement

MIND SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

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MIND SOLUTIONS, INC.

3525 Del Mar Heights Road, Suite 802

San Diego, California 92130

(888) 461-3932

July 1, 2015

To Our Stockholders:

The purpose of this Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, June 9, 2015, that our board of directors has recommended, and that the holder of the majority of the voting power of our outstanding capital stock intends to vote on July 10, 2015, to approve the following:

1.                    Amend our articles of incorporation to increase the number of authorized shares of our common stock from 5,000,000,000 to 10,000,000,000 shares.

2.                    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The primary reason for the increase in our authorized shares of common stock is to ensure our compliance with our obligations pursuant to our convertible promissory notes. We are required by our various lenders to have sufficient shares of our common stock available, in the event that a lender wishes to convert our debt to the lender into common stock of Mind Solutions. At the present time, we do not have enough authorized shares to meet our commitments. Another reason would be to utilize our shares of common stock to pay various liabilities that Mind Solutions inherited in connection with the merger with VOIS, Inc. Otherwise, we have no other current plans to issue shares of our common stock.

As of the record date, 2,329,489,859 shares of our common stock were outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. As of the record date, 1,000,000 shares of our Series B preferred stock were issued and outstanding. Pursuant to our Certificate of Designation establishing the Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 5,000 on all matters submitted to a vote of our stockholders.

We have a consenting stockholder, Kerry Driscoll, our chairman, chief executive officer, president, chief financial officer, principal accounting officer, secretary, and sole director, who holds 96,299,923 shares of our common stock and 1,000,000 shares of our Series B preferred stock. Therefore, Mr. Driscoll will have the power to vote 5,096,299,923 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date. Mr. Driscoll will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

A copy of the resolutions to be approved by Mr. Driscoll is described in Attachment A to this Information Statement.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued interest in Mind Solutions, Inc.

Very truly yours,

/s/ Kerry Driscoll

Kerry Driscoll, Chief Executive Officer

MIND SOLUTIONS, INC.

3525 Del Mar Heights Road, Suite 802

San Diego, California 92130

(888) 461-3932

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is furnished to the holders of record at the close of business on the record date, June 9, 2015, to inform our stockholders that our board of directors has recommended, and that the holder of the majority of the voting power of our outstanding capital stock intends to vote on July 10, 2015, to approve the following:

1.                    Amend our articles of incorporation to increase the number of authorized shares of our common stock from 5,000,000,000 to 10,000,000,000 shares.

2.                    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

As of the record date, 2,329,489,859 shares of our common stock were outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. As of the record date, 1,000,000 shares of our Series B preferred stock were issued and outstanding. Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 5,000 on all matters submitted to a vote of our stockholders.

We have a consenting stockholder, Kerry Driscoll, our chairman, chief executive officer, president, chief financial officer, principal accounting officer, secretary, and sole director, who holds 96,299,923 shares of our common stock and 1,000,000 shares of our Series B preferred stock. Therefore, Mr. Driscoll will have the power to vote 5,096,299,923 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date. Mr. Driscoll will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

This Information Statement will be sent on or about July 1, 2015, to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on June 9, 2015, as the record date for determining the stockholders entitled to notice of the above noted actions. The grant of discretionary authority to the board of directors to amend our articles of incorporation to increase the number of authorized shares of our common stock from 5,000,000,000 to 10,000,000,000 shares will be approved if the number of votes cast in favor of the proposed corporate action exceeds the number of votes cast in opposition to the proposed corporate action. A majority of the voting power, which includes the voting power that is present in person or by proxy, constitutes a quorum for the transaction of business.

As of the record date, 2,329,489,859 shares of our common stock were outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. As of the record date, 1,000,000 shares of our Series B preferred stock were issued and outstanding. Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 5,000 on all matters submitted to a vote of our stockholders.

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We have a consenting stockholder, Kerry Driscoll, our chairman, chief executive officer, president, chief financial officer, principal accounting officer, secretary, and sole director, who holds 96,299,923 shares of our common stock and 1,000,000 shares of our Series B preferred stock. Therefore, Mr. Driscoll will have the power to vote 5,096,299,923 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

Mr. Driscoll will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to us at our address noted above.

Security holders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The board of directors has determined that it is advisable to increase our authorized common stock and has adopted, subject to stockholder approval, an amendment to our articles of incorporation to increase our authorized number of shares of common stock from 5,000,000,000 shares to 10,000,000,000 shares of common stock, par value $0.001 per share.

The following is a summary of the material matters relating to our common stock.

Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our common stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of Mind Solutions, Inc., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

The increase in the authorized shares of our common stock is not proposed by the board of directors in response to any known accumulation of shares or threatened takeover. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment.

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In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder’s investment could be adversely affected.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

Issuance of additional shares. As of the date of this Information Statement, our board plans to issue our newly authorized shares of common stock in compliance with our obligations pursuant to our convertible promissory notes, and to utilize our shares of common stock to pay various liabilities that Mind Solutions inherited in connection with the merger with VOIS, Inc. Otherwise, we have no other current plans to issue shares of our common stock.

Vote Required

The affirmative vote of a majority of the total number of shares of our outstanding capital stock is required to approve the amendment of our articles of incorporation increasing the number of our authorized common shares.

Our board of directors recommends that stockholders vote FOR the amendment of our articles of incorporation increasing the number of our authorized common shares as described in Attachment A hereto.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information regarding the beneficial ownership of our common and preferred stock by management and the board of directors is noted below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

•	Each person who owns beneficially more than five percent of the outstanding shares of our common stock;
•	Each person who owns beneficially more than five percent of the outstanding shares of our preferred stock;
•	Each director;
•	Each named executive officer; and
•	All directors and officers as a group.
Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Shares of Preferred Stock Beneficially Owned (2)
	Number	Percent	Number	Percent
Kerry Driscoll (1), (3)	96,299,923	0.041	4,000,000	72.14
Kerry Driscoll (3)	N/A	N/A	1,000,000	100.00
All officers and directors as a group (one person)	96,299,923	0.041	N/A	N/A
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________

(1) Unless otherwise indicated, the address for Mr. Driscoll is c/o Mind Solutions, Inc., at 3525 Del Mar Heights Road, Suite 802, San Diego, California 92130. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock or preferred stock which he beneficially owns.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of June 9, 2015, the record date, there were outstanding 2,329,489,859 shares of our common stock, 4,311,000 shares of our Series A preferred stock, and 1,000,000 shares of our Series B preferred stock. The shares of our Series A preferred stock do not have any voting rights. The shares of Series A preferred stock may be converted into shares of our common stock on a one to one basis.

(3) 1,000,000 shares of our Series B preferred stock. Each shares of our Series B preferred stock has voting rights equal to 5,000 shares of our common stock for every one share of our Series B preferred stock held, which equates to voting rights of 500,000, 000,000 shares of our common stock, which amount exceeds the outstanding shares of the Mind Solutions Common Stock. As stated above, Kerry Driscoll, our chairman, chief executive officer, president, chief financial officer, principal accounting officer, secretary, and sole director, holds 96,299,923 shares of our common stock and 1,000,000 shares of our Series B preferred stock. Therefore, Mr. Driscoll will have the power to vote 5,096,299,923 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date. The shares of Series B preferred stock may be converted into shares of our common stock on a one to one basis.

As a result of the stock ownership by Mr. Driscoll, he is able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other as stated above:

•	There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Mind Solutions, Inc.; and
•	There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

DOCUMENTS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the period ended March 31, 2015, are incorporated herein by reference.

COPIES OF ANNUAL AND QUARTERLY REPORTS

We will furnish a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the period ended March 31, 2015, and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at 3525 Del Mar Heights Road, Suite 802, San Diego, California 92130, telephone (888) 461-3932.

By Order of the board of directors,

/s/ Kerry Driscoll

Kerry Driscoll

Chief Executive Officer

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ATTACHMENT A

RESOLUTIONS TO BE ADOPTED BY THE STOCKHOLDERS OF MIND SOLUTIONS, INC.

RESOLVED, that the grant of discretionary authority to the board of directors to amend our articles of incorporation to increase the number of authorized shares of our common stock from 5,000,000,000 to 10,000,000,000 shares is hereby approved in all respects; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolution.